SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):
(July 5, 2007) November 9, 2007

Organetix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29462	73-1556428
(Commission File Number)	(IRS Employer Identification No.)

c/o Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP
501 Madison Avenue – 14th Floor
New York, NY 10022
(Address of Principal Executive Offices)(Zip Code)

917-796-9926
(Registrant's Telephone Number, Including Area Code)

Item 3.02 Unregistered Sales of Equity Securities

On October 25, 2007 Organetix completed the sale of 6,333,335 shares of its common stock at a price of $0.06 per share to 15 shareholders of Organetix for an aggregate of $380,000 (“Private Placement”). Although Organetix began selling shares in the Private Placement on July 5, 2007, Organetix management kept the Private Placement open for an extended period of time to allow additional funds to be raised in the event such was necessary to close the now terminated KidFitness, Inc. acquisition. The Private Placement was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. There was no underwriter to the Private Placement and no commissions were paid to any party. The proceeds of the Private Placement were used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANETIX, INC.

By: /s/ Seth Shaw
Seth Shaw
President